UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025 (September 19, 2025)

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut	06831
(Address or principal executive offices)	(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2025, 900 Eighth, LP, a Tennessee limited partnership (the “Seller”), and indirect majority-owned subsidiary of the Belpointe PREP, LLC (together with its subsidiaries, “we” “us” “our” or the “Company”), entered into an Agreement for Purchase and Sale of Property (the “Purchase and Sale Agreement”) with WP South Acquisitions, L.L.C., a Georgia limited liability company (the “Buyer”), for the sale of our approximately 3.2-acre land assemblage located at 900 8th Avenue South, Nashville, Tennessee, together with all improvements thereon and rights to intangible personal property related thereto (collectively, “900 8th Avenue South”), for an aggregate purchase price of $19.3 million, subject to adjustment for any additional number of units that the Buyer is permitted and intends to construct in excess of the minimum number of units set forth in the Purchase and Sale Agreement.

Under the terms and conditions of the Purchase and Sale Agreement, August 26, 2025 will be the contract date (the “Contract Date”), the entitlement date will fall 120 days after the Contract Date, subject to one 30-day discretionary extension by the Buyer (the “Entitlement Date”), the inspection date will fall 30 days after the Entitlement Date (the “Inspection Date”) and, subject to the remaining customary terms and conditions set forth in the Purchase and Sale Agreement, the anticipated closing of the sale of the Property (the “Closing”) will take place on the earlier of 180 days following the Inspection Date or any other closing date (the “Closing Date”) chosen by the Buyer upon seven days prior written notice to the Seller, such Closing Date subject to three additional 30-day discretionary extensions by the Buyer. The Purchase and Sale Agreement is also subject to certain customary representations, warranties and conditions to closing.

Within five business days of the Contract Date the Buyer posted a $150,000 earnest money deposit with an escrow agent (the “Earnest Money”), which Earnest Money is, and any deposits for extension by the Buyer are, non-refundable after the Inspection Date, except as otherwise provided in the Purchase and Sale Agreement.

The foregoing description of the Purchase and Sale Agreement, is a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which we expect to file as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect the current views of Belpointe PREP, LLC, a Delaware limited liability company (together with its subsidiaries, “we,” “us,” “our” or the “Company”) and which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain these identifying words. All statements other than statements of historical fact including, without limitation, statements with respect to expectations regarding the closing and the use of the net proceeds of the real estate transaction reported herein are forward-looking statements. Additionally, forward looking statements are subject to risks, trends, and uncertainties. We cannot provide you with assurances that the assumptions upon which our forward-looking statements are based will prove to have been correct. Should one o more risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Form 8-K. We do not intend to update or revise any forward looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2025

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer